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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 10, 2001 (except for Note 14 as to which the date is February 21, 2001), in the Registration Statement (Form S-1) and related Prospectus of WebGain, Inc. for the registration of shares of its common stock.



                                                               ERNST & YOUNG LLP


Palo Alto, California
February 21, 2001